EXHIBIT 99.1

PROPHASE LABS, INC. ANNOUNCES

AGREEMENT TO SELL COLD-EEZE® BRAND

- CLOSING IS SUBJECT TO STOCKHOLDER APPROVAL -

DOYLESTOWN, Pennsylvania – January 9, 2017 - ProPhase Labs, Inc. (NASDAQ: PRPH, www.ProPhaseLabs.com), a diversified natural health medical science company (the “Company”), announced today that it has signed an asset purchase agreement, pursuant to which the Company has agreed to sell its Cold-EEZE® cold remedy brand to a wholly owned subsidiary of Mylan N.V. (“Mylan”) for $50 million before taking into account taxes, transaction costs and related deal expenses, restructuring costs and post-closing escrow requirements.

Under the terms of the asset purchase agreement, Mylan will purchase substantially all of the Company’s assets and other rights relating to the Cold-EEZE® cold remedy brand. The closing of the proposed sale, which is currently expected to occur in the first quarter of 2017, is subject to approval of the stockholders of the Company and other customary conditions of closing. The Company is retaining ownership of its manufacturing facility and manufacturing business in Lebanon, Pennsylvania, and its headquarters in Doylestown, Pennsylvania, as well as its dietary supplements product lines which are currently under development. As part of the transaction, the Company, through its Pharmaloz subsidiary, will enter into a manufacturing and supply agreement with Mylan.

In connection with the execution of the asset purchase agreement, the Company’s executive officers and directors executed voting agreements. The voting agreements provide, among other things, for the Company’s executive officers and directors to vote all of the shares owned by them in favor of the adoption of the transaction. The shares subject to the voting agreements represent approximately 24.1% of the outstanding common stock of the Company.

The Company was assisted by Bourne Partners, a boutique investment bank focused on the consumer health and pharmaceutical industries, in this transaction and is represented by the Reed Smith LLP law firm.

Important Information Regarding Proposed Asset Sale

This communication is neither a solicitation of a proxy nor an offer to purchase nor a solicitation of an offer to sell any securities. This communication is also not a substitute for any proxy statement or other filings that may be made with the Securities Exchange Commission (the “SEC”) with respect to the proposed asset sale. Approval of the proposed asset sale will be submitted to the Company’s stockholders for their consideration, and the Company will file a definitive proxy statement to be used to solicit stockholder approval of the transaction with the SEC. Detailed information about the transaction will be contained in the definitive proxy statement and other documents to be filed with the SEC and mailed to stockholders prior to the meeting.

STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement will be available free of charge at www.sec.gov. In addition, investors and security holders may obtain free copies of the proxy statement and other documents filed with the SEC when they become available by contacting the Company at the address and telephone number below.

The Company, its board of directors, executive officers and employees and certain other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the approval of the transaction.

About the Company

The Company is a diversified natural health medical science company. It is a leading marketer of the Cold-EEZE® cold remedy brand as well as other cold and flu relief products. Cold-EEZE® cold remedy zinc gluconate lozenges are clinically proven to significantly reduce the duration of the common cold. Cold-EEZE® cold remedy customers include leading national chain, regional, specialty and local retail stores. The Company has several wholly owned subsidiaries including a manufacturing unit, which consists of an FDA registered facility to manufacture Cold-EEZE® cold remedy lozenges and fulfill other contract manufacturing opportunities. For more information visit us at www.ProPhaseLabs.com.

Forward Looking Statements

Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s proposed sale of assets to Mylan, including the anticipated completion date of the proposed transaction, the Company’s intent and ability to solicit stockholder approval for the proposed asset sale; and the Company’s plan to continue to manufacture the Cold-EEZE® cold remedy brand, to contract manufacture other products for third parties and to focus on its other product lines. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to: the difficulty of predicting the acceptance and demand for our products, the impact of competitive products and pricing, costs involved in the manufacture and marketing of products, the timely development and launch of new products, and the risk factors listed from time to time in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings.

Investor Contact

Ted Karkus, Chairman and CEO

ProPhase Labs, Inc.

(215) 345-0919 x 0